Avantair, Inc. Reports First Quarter Fiscal 2011 Financial Results
Industry Leader Accelerates Scheduled Maintenance and Expenses in Response to Strong Sales
and Demand from Record Revenue Flight Hours

CLEARWATER, Fla. – November 9, 2010 — Avantair, Inc. (OTCBB: AAIR), the industry leader of fractional aircraft ownership and flight hour time cards in the light-jet cabin category and the only publicly traded stand-alone private aircraft operator, today announced financial results for the first quarter of fiscal 2011 ended September 30, 2010.

First Quarter Fiscal 2011 Performance:
•
Operating loss of ($3.6) million and an EBITDA loss of ($2.3) million, compared with an operating profit of $0.2 million and EBITDA profit of $1.7 million for the first quarter of fiscal 2010.  This loss is attributed to the Company’s strategic decision to accelerate normal fleet maintenance costs in response to stronger sales, an increasing customer base and the forthcoming peak travel season.

•	Total revenue increased to $35.8 million, up 2% year-over-year.
•	Flight hour cards sold increased 21% to 104 from 86 flight hour cards sold during the first quarter of fiscal 2010.
•	Three new fractional shares sold during the quarter and Axis Club Memberships sold increased to 11 from three sold in the first quarter of fiscal 2010.
•
Revenue generating flight hours flown reached a new record of 10,418 hours.  This is an 11% increase compared with 9,356 hours in the first quarter of fiscal 2010, and a 7% increase compared with 9,725 hours in the fourth quarter of fiscal 2010.

•	Fractional owner hours flown increased to a new record of 8,498, up from 8,172 in the first quarter of fiscal 2010, and 7,827 in the fourth quarter of fiscal 2010.
•
Net loss attributable to common stockholders was ($5.2) million, or ($0.20) per share, based on 26.4 million weighted average shares outstanding. This compares with a net loss attributable to common stockholders of ($1.8) million, or ($0.11) per share, based on 16.5 million weighted average shares outstanding for the first quarter of fiscal 2010.

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Avantair, Inc.

Steven Santo, Chief Executive Officer of Avantair said, “During the quarter we achieved our goals of expanding our customer base and preparing our growing fleet for enhanced utility and performance.  Sales remain strong as evidenced by another record quarter of revenue generating flight hours, and increased flight hour cards and Axis Club Membership purchases. Robust sales growth continues through October with the sale of an additional 38 flight cards.

“As previously announced, we accelerated required maintenance schedules in the fourth and first fiscal quarters. This investment in maintenance as well as the seasonal effect of our fractional owners flying record-high hours during the first quarter limited our operating results.  Looking forward, we expect to return to more typical operational ratios beginning in the second fiscal quarter. With the bulk of our maintenance now completed, we are on course to strengthen the availability of our fleet, increase our utility and make substantive financial strides,” Mr. Santo concluded.

Conference Call
Chief Executive Officer Steven Santo, Chief Financial Officer Richard Pytak and Chief Operating Officer Kevin Beitzel will host a conference call with the financial community on Tuesday, November 9, 2010, at 5:00 p.m. Eastern time to review the Company’s financial results and provide a further  update on business developments.

Interested parties may participate in the conference call by dialing 1-877-941-1428 (480-629-9665 for international callers). When prompted, ask for the “Avantair’s Fiscal 2011 First Quarter Earnings Conference Call.” The live conference call will also be webcast on the Company’s website at www.avantair.com under the Investors section.

A telephonic replay of the conference call may be accessed approximately two hours after the call through November 23, 2010, by dialing 800-406-7325 (303-590-3030 for international callers) and entering access code 4380320#.

Use of Non-GAAP Measure of Performance
The following table reflects the reconciliation of net loss, prepared in conformity with Generally Accepted Accounting Principles (GAAP) to the non-GAAP financial measure of EBITDA.

Avantair, Inc.

Reconciliation of GAAP Net Loss to EBITDA

	Three Months Ended September 30,
	2010	2009
GAAP net loss	$(4,814,309)	$(1,366,963)
Add:
Depreciation and amortization	1,256,797	1,457,917
Interest expense	1,249,014	1,623,454
Subtract:
Interest and other income	(11,122)	(7,413)
EBITDA	$(2,319,620)	$1,706,995

The Company believes that the non-GAAP financial measure of EBITDA is useful to investors as it excludes certain non-cash expenses that do not directly relate to the operation of aircraft. This measure is a supplement to accounting principles generally accepted in the United States used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measure may not be comparable to non-GAAP measures of other companies.

About Avantair
Avantair, the sole North American provider of fractional shares, flight time cards and Axis Club Membership in the Piaggio Avanti aircraft, and the only publicly traded stand-alone private aircraft operator, is headquartered in Clearwater, FL, with approximately 450 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership. The Company currently manages a fleet of 55 aircraft, with another 52 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: www.avantair.com.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

Avantair, Inc.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:
Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Brandi Floberg
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	avantair@tpg-ir.com

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

ASSETS

	September 30,	June 30,
	2010	2010

CURRENT ASSETS
Cash and cash equivalents	$6,932,807	$9,446,619
Accounts receivable, net of allowance for doubtful accounts of $201,653 at September 30, 2010 and $208,065 at June 30, 2010	14,512,533	10,976,129
Inventory	156,736	181,782
Current portion of aircraft costs related to fractional share sales	28,211,562	26,680,081
Prepaid expenses and other current assets	3,284,811	2,979,055

Total current assets	53,098,449	50,263,666

Aircraft costs related to fractional share sales, net of current portion	33,887,565	43,461,597

Property and equipment, at cost, net of accumulated depreciation and amortization of $17,078,389 at September 30, 2010 and $15,821,591 at June 30, 2010	21,470,076	22,583,073

OTHER ASSETS
Cash - restricted	2,359,404	2,358,558
Deposits on aircraft	7,883,834	7,883,834
Deferred maintenance on aircraft engines	932,945	603,515
Goodwill	1,141,159	1,141,159
Other assets	3,438,637	3,342,198

Total other assets	15,755,979	15,329,264

Total assets	$124,212,069	$131,637,600

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS' DEFICIT

	September 30,	June 30,
	2010	2010

CURRENT LIABILITIES
Accounts payable	$4,484,548	$4,723,718
Accrued liabilities	7,865,814	5,000,249
Customer deposits	1,695,584	1,358,988
Short-term debt	11,000,000	11,000,000
Current portion of long-term debt	6,637,702	4,202,726
Current portion of deferred revenue related to fractional aircraft share sales	30,533,280	32,770,605
Unearned management fee, flight hour card and Axis Club Membership revenues	38,706,299	35,126,401

Total current liabilities	100,923,227	94,182,687

Long-term debt, net of current portion	12,186,997	15,620,479
Deferred revenue related to fractional aircraft share sales, net of current portion	28,970,723	35,085,148
Deferred revenue related to Axis Club Membership sales, net of current portion	1,884,081	1,773,943
Other liabilities	2,863,133	2,520,537

Total long-term liabilities	45,904,934	55,000,107

Total liabilities	146,828,161	149,182,794

COMMITMENTS AND CONTINGENCIES

Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,640,622	14,617,958

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 26,355,961 shares issued and outstanding at September 30, 2010 and 26,353,201 shares issued and outstanding at June 30, 2010	2,638	2,635
Additional paid-in capital	56,967,258	56,896,831
Accumulated deficit	(94,226,610)	(89,062,618)

Total stockholders' deficit	(37,256,714)	(32,163,152)

Total liabilities and stockholders' deficit	$124,212,069	$131,637,600

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,
	2010	2009

Revenue
Fractional aircraft sold	$9,197,823	$11,978,836
Maintenance and management fees	18,418,706	17,974,569
Flight hour card and Axis Club membership revenue	6,157,395	3,858,470
Other revenue	2,008,192	1,393,009

Total revenue	35,782,116	35,204,884

Operating expenses
Cost of fractional aircraft shares sold	8,111,445	10,200,603
Cost of flight operations	17,653,113	12,420,238
Cost of fuel	3,938,572	3,638,902
General and administrative expenses	6,879,851	6,252,381
Selling expenses	1,518,755	985,765
Depreciation and amortization	1,256,797	1,457,917
Total operating expenses	39,358,533	34,955,806

Income (loss) from operations	(3,576,417)	249,078

Other income (expenses)
Interest and other income	11,122	7,413
Interest expense	(1,249,014)	(1,623,454)
Total other expenses	(1,237,892)	(1,616,041)

Net loss	(4,814,309)	(1,366,963)

Preferred stock dividend and accretion of expenses	(372,346)	(402,115)
Net loss attributable to common stockholders	$(5,186,655)	$(1,769,078)

Loss per common share:
Basic and diluted	$(0.20)	$(0.11)

Weighted-average common shares outstanding:
Basic and diluted	26,354,502	16,468,122

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